DISTRIBUTION AGREEMENT

                                 by and between

                               MARCAM CORPORATION,
                           a Massachusetts Corporation

                                       and

                             MARCAM SOLUTIONS, INC.,
                             a Delaware Corporation

                               As of July 17, 1997


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                                TABLE OF CONTENTS
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                                                                                                     Page
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ARTICLE I - DEFINITIONS...............................................................................  2
         Section 1.01 General.........................................................................  2
         Section 1.02 Exhibits, etc................................................................... 14
         Section 1.03 References to Time.............................................................. 14
ARTICLE II - THE DISTRIBUTION......................................................................... 15
         Section 2.01 The Distribution................................................................ 15
         Section 2.02 Cooperation With Respect to the Distribution.................................... 15
         Section 2.03 Conditions to the Distribution.................................................. 17
ARTICLE III - TRANSACTIONS RELATING TO THE DISTRIBUTION............................................... 18
         Section 3.01 Corporate Restructurings........................................................ 18
         Section 3.02 Repayment of Intercompany Indebtedness.......................................... 20
         Section 3.03 The Marcam Solutions Board; Resignations; Employees............................. 20
         Section 3.04 Stock Options; Warrants; Restricted Stock....................................... 21
         Section 3.05 Insurance....................................................................... 25
         Section 3.06 Use of Names.................................................................... 27
         Section 3.07 Transfers Not Effected Prior to the Distribution; Transfers
                      Deemed Effective as of the Cut-off Date......................................... 28
         Section 3.08 Enforcement of Marcam Solutions Employee Agreements............................. 28
         Section 3.09 Trade Secrets................................................................... 29
ARTICLE IV - EMPLOYEE MATTERS AND BENEFITS............................................................ 29
         Section 4.01 Employment...................................................................... 29
         Section 4.02 Qualified Retirement and Benefit Plans.......................................... 30
         Section 4.03 Welfare Plans................................................................... 31
         Section 4.04 Assumption of COBRA Obligations................................................. 33
         Section 4.05 Other Liabilities and Obligations............................................... 33
         Section 4.06 Preservation of Rights to Amend or Terminate Plans.............................. 33
         Section 4.07 Reimbursement; Indemnification.................................................. 34
         Section 4.08 Limitation on Enforcement....................................................... 34
         Section 4.09 Employment Following the Distribution Date...................................... 34
         Section 4.10 July 31, 1997 Payroll........................................................... 34
ARTICLE V - INDEMNIFICATION........................................................................... 35
         Section 5.01 Indemnification by MAPICS....................................................... 35
         Section 5.02 Indemnification by Marcam Solutions............................................. 36
         Section 5.03 Limitations on Indemnification Obligations...................................... 37

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         Section 5.04 Procedures for Indemnification.................................................. 38
         Section 5.05 Remedies Cumulative............................................................. 41
         Section 5.06 Survival of Indemnities......................................................... 41
ARTICLE VI - ACCESS TO INFORMATION.................................................................... 41
         Section 6.01 Provision of Corporate Records.................................................. 41
         Section 6.02 Access to Information........................................................... 42
         Section 6.03 Retention of Records............................................................ 42
         Section 6.04 Reimbursement................................................................... 43
         Section 6.02 Production of Witnesses......................................................... 43
         Section 6.06 Confidentiality................................................................. 43
ARTICLE VII - MISCELLANEOUS........................................................................... 43
         Section 7.01 Complete Agreement; Construction................................................ 43
         Section 7.02 Survival of Agreements.......................................................... 43
         Section 7.03 Expenses........................................................................ 44
         Section 7.04 Governing Law................................................................... 44
         Section 7.06  Dispute Resolution............................................................. 44
         Section 7.07 Binding Arbitration............................................................. 45
         Section 7.08 Amendments...................................................................... 46
         Section 7.09 Successors and Assigns.......................................................... 46
         Section 7.10 Termination..................................................................... 47
         Section 7.11 No Third Party Beneficiaries.................................................... 47
         Section 7.12 Titles and Headings............................................................. 47
         Section 7.13 Legal Enforceability............................................................ 47
         Section 7.14 No Waivers...................................................................... 47
         Section 7.15 Counterparts.................................................................... 47
         Section 7.16 Performance..................................................................... 48
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                                       -ii-

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Schedules, Annexes and Exhibits


Exhibit A                  Form of General Services Agreement
Exhibit B                  Form of Promissory Note
Exhibit C                  Form of Tax Sharing Agreement

Schedule 1.01              MAPICS Retained Contracts


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

                             DISTRIBUTION AGREEMENT

         This Distribution Agreement dated as of July 17, 1997 (the "Agreement") by and between Marcam Corporation, a Massachusetts corporation (the "Company"), and Marcam Solutions, Inc., a Delaware corporation ("Marcam Solutions"):

                                   WITNESSETH:

         WHEREAS, the Company Board (as defined below) has determined that it is appropriate, desirable and in the best interests of the Company's stockholders to separate the Company into two independent companies, one consisting of the Marcam Solutions Business (as defined below) and the other consisting of the MAPICS Business (as defined below);

         WHEREAS, in connection with such separation, the Company wishes to transfer to Marcam Solutions the assets relating to the Marcam Solutions Business specified in this Agreement and an aggregate of $39 million in cash (all or a portion of which may initially be represented by a promissory note) in exchange for (i) the assumption by Marcam Solutions of the liabilities and obligations relating to the Marcam Solutions Business specified in this Agreement and (ii) the issuance to the Company by Marcam Solutions of shares of the Marcam Solutions Common Stock (as defined below) (together with the associated Marcam Solutions Rights (as defined below)) and the Marcam Solutions Warrant (as defined below);

         WHEREAS, Marcam Solutions is willing to assume such liabilities and obligations and issue such shares of Marcam Solutions Common Stock (together with the associated Marcam Solutions Rights) and the Marcam Solutions Warrant in exchange for such assets and cash;

         WHEREAS, the Company intends to distribute all of the outstanding shares of Marcam Solutions Common Stock (together with the associated Marcam Solutions Rights) to the holders of the Company's outstanding capital stock in the manner specified in this Agreement;

         WHEREAS, the Company and Marcam Solutions have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such a distribution and certain other agreements relating to other matters in connection therewith;

         NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement, the Company and Marcam Solutions hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 General. As used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         401(k) Transfer:  as defined in Section 4.02(b).

         401(k) Transfer Date:  as defined in Section 4.02(b).

         AAA:  as defined in Section 7.07(a).

         Action: any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

         Adjusted Company Option Exercise Price:  as defined in Section 3.04(a).

         Adjusted General Atlantic Warrant Exercise Price: as defined in Section 3.04(h)(i).

         Affiliate: with respect to any Person, a Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person; provided, however, that for purposes of this Agreement, neither MAPICS nor any of its Subsidiaries shall be deemed to be an Affiliate of Marcam Solutions or any of its Subsidiaries, and neither Marcam Solutions nor any of its Subsidiaries shall be deemed to be an Affiliate of MAPICS or any of its Subsidiaries.

         Agent: the distribution agent for the stockholders of the Company, as selected by the Company, to distribute the Marcam Solutions Common Stock in connection with the Distribution.

         Ancillary Agreements: collectively, all of the agreements, instruments, understandings, assignments or other arrangements entered into in connection with the transactions contemplated hereby, including, without limitation, the Conveyance and Assumption Instruments, the General Services Agreement, the Back-Up License Agreement, the International Facilities Sharing Agreement and the Tax Sharing Agreement.

         Back-Up License Agreement: the Back-Up License Agreement to be entered into by the Company and Marcam Solutions pursuant to which Marcam Solutions shall license certain of its software to the Company.

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         Chairman:  as defined in Section 7.07(b).

         Claims Administration: (i) the processing of claims made under the Policies, including the reporting of claims to the insurance carrier, management and defense of claims, and providing for appropriate releases upon settlement of claims, (ii) the collection of the proceeds of Policies, and (iii) the reporting to excess insurance carriers of any losses or claims which may cause the per-occurrence deductible or self-insured retention or limits of any Policy to be exceeded.

         COBRA:  as defined in Section 4.04.

         Code:  the Internal Revenue Code of 1986, as amended.

         Commission:  the Securities and Exchange Commission.

         Company Board:  the Board of Directors of the Company.

         Company Common Distribution Ratio:  .50.

         Company Common Stock: the Common Stock, par value $.01 per share, of the Company.

         Company Options:  as defined in Section 3.04(a).

         Company Option Exercise Price:  as defined in Section 3.04(a).

         Company Preferred Stock: collectively, the Series D Convertible Preferred Stock, par value $1.00 per share, of the Company and the Series E Convertible Preferred Stock, par value $1.00 per share, of the Company.

         Company Stock Option Plans: collectively, the Marcam Corporation 1987 Stock Plan, the Marcam Corporation 1991 Non-Employee Director Stock Option Plan and the Marcam Corporation 1994 Stock Plan.

         Company Subsidiary: any subsidiary of the Company prior to the Distribution.

         Conveyance and Assumption Instruments: collectively, the various agreements, instruments and other documents to be entered into to effect the transfer of assets and the assumption of Liabilities contemplated by Section 3.01.

         Cut-off Date:  July 25, 1997.

         Dispute Resolution Committee:  as defined in Section 7.06.

         Distribution: the distribution to holders of the Company Common Stock and the Company Preferred Stock of the shares of Marcam Solutions Common Stock and the Marcam Solution Rights on the basis provided in Section 2.01 on the Distribution Date.

         Distribution Date: the date determined by the Company Board on which the Distribution shall be effected.

         Exchange Act:  the Securities Exchange Act of 1934, as amended.

         Exercise Price Adjustment Ratio:  as defined in Section 3.04(a).

         Foreign Exchange Rate: with respect to any currency other than United States dollars as of any date of determination, as quoted in The Wall Street Journal Currency Trading table.

         Form 10: the registration statement on Form 10 (as amended) filed by Marcam Solutions with the Commission to effect the registration of the Marcam Solutions Common Stock and the Marcam Solutions Rights pursuant to the Exchange Act.

         Form S-4: the registration statement on Form S-4 (as amended) filed by Marcam Solutions with the Commission to effect the registration of the Marcam Solutions Common Stock and the Marcam Solutions Rights to be distributed in the Distribution pursuant to the Securities Act.

         Form S-8: one or more registration statements on Form S-8 to be filed by Marcam Solutions with the Commission to effect the registration of the Marcam Solutions Common Stock and the Marcam Solutions Rights to be issued in connection with Marcam Solutions Stock Plans pursuant to the Securities Act, which registration statements may be combined with the Form S-4.

         Former Marcam Solutions Employee: any former employee of the Company who terminated employment prior to the Distribution Date but who (i) was exclusively employed in connection with the Marcam Solutions Business or (ii) is determined to be a Former Marcam Solutions Employee as agreed upon by the parties.

         Fractional Shares:  as defined in Section 2.01(b).

         General Atlantic Warrants:  as defined in Section 3.04(h)(i)

         General Atlantic Warrant Exercise Price: as defined in Section 3.04(h)(i).

         General Services Agreement: the General Services Agreement in substantially the form attached hereto as Exhibit A.

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

         Indemnifying Party:  as defined in Section 5.03(a).

         Indemnitee:  as defined in Section 5.03(a).

         Indemnity Payment:  as defined in Section 5.03(a).

         Information:  as defined in Section 6.02.

         Insurance Amount:  as defined in Section 3.05(f).

         International Facilities Sharing Agreement: the International Facilities Sharing Agreement to be entered into by MAPICS and Marcam Solutions providing for the sharing by MAPICS and Marcam Solutions of certain facilities worldwide.

         IRS:  the Internal Revenue Service.

         Liabilities: with respect to any Person, any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and including those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

         Losses: any and all losses, Liabilities, claims, damages, obligations, payments, costs and expenses, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, whenever arising (including the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto, and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions).

         MAPICS: the Company conducting the MAPICS Business after the Distribution Date.

         MAPICS Assets: all of the assets, properties and business of every kind, nature and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used exclusively in the conduct of the MAPICS Business by the Company and the Company Subsidiaries, together with the other assets specified in this paragraph, including and together with all right, title and interest of the Company and the Company Subsidiaries in, to and under the following:

                  (a) all Proprietary Rights owned, held or used exclusively in the conduct of the MAPICS Business by the Company and the Company Subsidiaries, including all Proprietary

Rights relating exclusively to the MAPICS product line (and all prior versions thereof and works derived therefrom) and all rights to the names used exclusively in the conduct or operations of the MAPICS Business, including "MAPICS" and any variations thereof;

                  (b) all real property and leases of, and other interests in, real property relating to the MAPICS Offices, in each case together with all buildings, fixtures and improvements erected thereon and easements and other rights appurtenant thereto;

                  (c) all personal property and interests therein, including equipment, furniture, office equipment, communications equipment, computer software and equipment, spare and replacement parts, and other tangible and intangible property owned, held or used exclusively in the conduct of the MAPICS Business, wherever located (including such property and interests owned by the Company or the Company Subsidiaries in the possession of manufacturers, suppliers, customers, distributors, sales representatives or others or in transit);

                  (d) all inventories of products, documentation, marketing materials, supplies, disposable goods, packaging supplies, and other materials owned, held or used exclusively in the conduct of the MAPICS Business, wherever located (including such inventories owned by the Company or the Company Subsidiaries in the possession of manufacturers, suppliers, customers, distributors, sales representatives or others or in transit);

                  (e)  all rights under the MAPICS Retained Contracts;

                  (f) all prepaid expenses and deposits that relate exclusively to the MAPICS Business or the MAPICS Assets, including ad valorem taxes, leases and rentals;

                  (g) all accounts receivable generated exclusively in the conduct of the MAPICS Business and other notes and receivables relating exclusively to the MAPICS Business;

                  (h) all of the cash and cash equivalents of the Company and the Company Subsidiaries on hand and in banks, certificates of deposit and marketable securities as of the close of business on the Distribution Date, except (i) petty cash in the possession of the Marcam Solutions Business, (ii) any such cash and cash equivalents which secure letters of credit issued in connection with the conduct of the Marcam Solutions Business and (iii) any cash to be contributed to the capital of, or transferred to, Marcam Solutions pursuant to the terms of this Agreement;

                  (i) all rights, claims, credits, causes of action or rights of set-off of the Company and the Company Subsidiaries against third parties relating exclusively to the MAPICS Business or the other MAPICS Assets, including unliquidated rights under manufacturers' and vendors' warranties;

                  (j) all books, records, files and papers, whether in tangible or intangible form, used exclusively in, or relating exclusively to, the MAPICS Business or the MAPICS Assets, including all sales, marketing and promotional literature, manuals, data, correspondence, lists of present and former customers, suppliers, sales representatives, resellers, affiliates and business partners, and personnel and employment records;

                  (k) the corporate seals, charter documents, by-laws, minute books and stock record books of the Company and the Company Subsidiaries (other than Marcam Solutions and its Subsidiaries), and such other records of the Company and the Company Subsidiaries (other than Marcam Solutions and its Subsidiaries) that relate exclusively to the organization or capitalization of the Company and the Company Subsidiaries (other than Marcam Solutions and its Subsidiaries); and

                  (l) all goodwill associated with the MAPICS Business or the MAPICS Assets, together with the right to represent to third parties that MAPICS is the successor to the MAPICS Business.

         MAPICS Business: the portion of the business conducted by the Company and the Company Subsidiaries relating to the MAPICS product line.

         MAPICS Indemnitees:  as defined in Section 5.02.

         MAPICS Liabilities: all Liabilities of the Company and the Company Subsidiaries relating exclusively to, or arising exclusively in, the conduct of the MAPICS Business by the Company and the Company Subsidiaries, together with the other Liabilities of the Company and the Company Subsidiaries specified in this paragraph, including the following:

                  (a)  all Liabilities arising under the MAPICS Retained
Contracts;

                  (b) all Liabilities of the Company and the Company Subsidiaries for money borrowed, whether such Liabilities were incurred in the conduct of the MAPICS Business or otherwise, including all Liabilities for money borrowed under the Subordinated Notes Due 2001 issued by the Company and the Loan and Security Agreement dated as of August 29, 1995 by and between Greyrock Business Credit, a division of Greyrock Capital Group, Inc., and the Company, as amended, but excluding (i) Liabilities under letters of credit issued in connection with the conduct of the Marcam Solutions Business pursuant to an agreement or agreements between the Company and The Chase Manhattan Bank and
(ii) Liabilities for prepayment penalties (if any) and unpaid interest under the Subordinated Notes Due 2001 issued by the Company which will have accrued and become due and payable before the Distribution Date;

                  (c) the Liabilities relating to employee benefits or compensation arrangements for employees of the Company and the Company Subsidiaries, including Liabilities under the employee benefit agreements, plans or other arrangements of the Company or any Company Subsidiary, set forth in Article IV;

                  (d) all Liabilities for breach of contract, personal injury or property damage (whether based on negligence, breach of warranty, strict liability or any other theory) caused by or arising out of or resulting from, directly or indirectly, any alleged or actual acts or omissions relating exclusively to, or arising exclusively from, the conduct or operations of the MAPICS Business by the Company and the Company Subsidiaries;

                  (e) all Liabilities for all accounts payable arising out of the conduct of the MAPICS Business;

                  (f)  all Liabilities relating to the MAPICS Assets;

                  (g) all Liabilities of the Company or the Company Subsidiaries to any present or former director, officer, or stockholder of the Company or the Company Subsidiaries in his capacity as such;

                  (h) except as otherwise provided in the Tax Sharing Agreement, all Liabilities for Taxes of the Company or the Company Subsidiaries which are attributable to either (i) events occurring during any period ending on or before the Distribution Date, including ownership of the Marcam Solutions Assets and operation of the Marcam Solutions Business, or (ii) the consummation of the transactions contemplated by this Agreement; and

                  (i) any and all other Liabilities of every kind of the Company and the Company Subsidiaries incurred by the Company or the Company Subsidiaries relating exclusively to, or arising exclusively from, its ownership of the MAPICS Assets or its conduct or operations of the MAPICS Business.

         MAPICS Offices: the offices of the Company and the Company Subsidiaries located at 5775-D Glenridge Drive, Atlanta, Georgia and 5775 Glenridge Drive, Building C, Suite 105, Atlanta, Georgia.

         MAPICS Retained Contracts: all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments (i) entered into exclusively in the conduct of the MAPICS Business, including the leases of the MAPICS Offices, (ii) representing or relating to options or other stock rights relating to the capital stock of the Company granted under the Company's stock option or purchase plans, (iii) relating to the capital stock and other securities issued by the Company, including the Rights Agreement dated as of December 3, 1996 by and between the Company and The First National Bank of Boston and the rights issued thereunder, and various securities purchase agreements and registration rights agreements, (iv) relating to benefits provided to directors, officers and employees of the Company and the Company

Subsidiaries, and (v) the contracts, agreements, leases, licenses, commitments and other instruments listed on Schedule 1.01.

         MAPICS Subsidiary: any Subsidiary of MAPICS other than Marcam Solutions or any Marcam Solutions Subsidiary.

         Marcam 401(k) Plan:  as defined in Section 4.02(b).

         Marcam Solutions 401(k) Plan:  as defined in Section 4.02(a).

         Marcam Solutions Assets: all of the assets, properties and business of every kind, nature and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of the Marcam Solutions Business by the Company and the Company Subsidiaries, together with the other assets specified in this paragraph, other than the MAPICS Assets, including and together with all right, title and interest of the Company and the Company Subsidiaries in, to and under the following:

                  (a) all Proprietary Rights owned, held or used in the conduct of the Marcam Solutions Business by the Company and the Company Subsidiaries, including all Proprietary Rights relating to the PRISM, Protean (including Protean financial applications), Avantis and MXP product lines (and all prior versions thereof and works derived therefrom) and all rights to the names used in the conduct or operations of the Marcam Solutions Business, including "Marcam," "Marcam Solutions," "PRISM," "Protean," "Avantis" and any variations thereof;

                  (b) all real property and leases of, and other interests in, real property relating to all the offices of the Company and the Company Subsidiaries other than the MAPICS Offices, in each case together with all buildings, fixtures and improvements erected thereon and easements and other rights appurtenant thereto;

                  (c) all personal property and interests therein, including equipment, furniture, office equipment, communications equipment, computer software and equipment, spare and replacement parts, and other tangible and intangible property owned, held or used in the conduct of the Marcam Solutions Business, wherever located (including such property and interests owned by the Company or the Company Subsidiaries in the possession of manufacturers, suppliers, customers, distributors, sales representatives or others or in transit);

                  (d) all inventories of products, documentation, marketing materials, supplies, disposable goods, packaging supplies, and other materials owned, held or used in the conduct of the Marcam Solutions Business, wherever located (including such inventories owned by the Company or the Company Subsidiaries in the possession of manufacturers, suppliers, customers, distributors, sales representatives or others or in transit);

                  (e)  all rights under the Marcam Solutions Assumed Contracts;

                  (f) all prepaid expenses and deposits that relate to the Marcam Solutions Business or the Marcam Solutions Assets, including ad valorem taxes, leases and rentals;

                  (g) all accounts receivable generated in the conduct of the Marcam Solutions Business and other notes and receivables relating to the Marcam Solutions Business;

                  (h) any (i) petty cash in the possession of the Marcam Solutions Business, (ii) cash and cash equivalents which secure letters of credit issued in connection with the conduct of the Marcam Solutions Business, and (iii) cash to be contributed to the capital of, or transferred to, Marcam Solutions pursuant to the terms of this Agreement;

                  (i) all shares of capital stock of Marcam Canada Holding Corporation, ShawWare Incorporated, Obtech LLC and Avantis Holdings Corporation, among others;

                  (j) all rights, claims, credits, causes of action or rights of set-off of the Company and the Company Subsidiaries against third parties relating to the Marcam Solutions Business or the other Marcam Solutions Assets, including unliquidated rights under manufacturers' and vendors' warranties;

                  (k) all books, records, files and papers, whether in tangible or intangible form, used in, or relating in any way to, the Marcam Solutions Business or the Marcam Solutions Assets, including all sales, marketing and promotional literature, manuals, data, correspondence, lists of present and former customers, suppliers, sales representatives, resellers, affiliates and business partners, and personnel and employment records;

                  (l) the corporate seals, charter documents, by-laws, minute books and stock record books of Marcam Solutions and its Subsidiaries, and such other records of Marcam Solutions and its Subsidiaries that relate to the organization or capitalization of Marcam Solutions and its Subsidiaries; and

                  (m) all goodwill associated with the Marcam Solutions Business or the Marcam Solutions Assets, together with the right to represent to third parties that Marcam Solutions is the successor to the Marcam Solutions Business.

         Marcam Solutions Assumed Contracts: collectively, all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments entered into in connection with the Marcam Solutions Business (including (i) all Marcam Solutions Employee Agreements, and (ii) the letter agreements dated as of June 10, 1997 among the Company, Marcam Solutions and certain specified Marcam Solutions Employees relating to certain severance benefits), other than the MAPICS Retained Contracts.

         Marcam Solutions Board:  the Board of Directors of Marcam Solutions.

         Marcam Solutions Business: the portion of the business conducted by the Company and the Company Subsidiaries relating to the PRISM, Protean and Avantis product lines and any other businesses conducted by the Company or the Company Subsidiaries, which heretofore have been sold or otherwise disposed of or discontinued (including the MXP product line and the business conducted by Foresight Software, Inc. and its subsidiaries), other than the MAPICS Business.

         Marcam Solutions Common Stock: the Common Stock, par value $.01 per share, of Marcam Solutions.

         Marcam Solutions Employee: a Transferred Employee or a Former Marcam Solutions Employee.

         Marcam Solutions Employee Agreements: any agreement entered into by the Company or any Company Subsidiary with any Person (or any portion or application of any such agreement) (A) relating to the transfer to, or ownership by, the Company or any Company Subsidiary of any Proprietary Rights that constitute a part of the Marcam Solutions Assets or any other confidential or proprietary information of the Company or any Company Subsidiary that relates to the Marcam Solutions Business, the Marcam Solutions Assets or any aspects thereof, (B) that restricts or purports to restrict any Person's ability to use or disclose any trade secrets or other proprietary or confidential information concerning the Marcam Solutions Business, the Marcam Solutions Assets or any aspects thereof, or (C) that restricts or purports to restrict any Person's ability to compete with, or solicit employees or customers of, or others having business relationships with, the Company or any Company Subsidiary that relates to the Marcam Solutions Business, the Marcam Solutions Assets or any aspects thereof, including any Employee Agreement on Ideas, Inventions, Confidential Information and Non-Competition entered into by the Company or any Company Subsidiary with any Person.

         Marcam Solutions Indemnitees:  as defined in Section 5.01.

         Marcam Solutions Liabilities: all Liabilities of the Company and the Company Subsidiaries relating to, or arising in, the conduct of the Marcam Solutions Business by the Company and the Company Subsidiaries, together with the other Liabilities of the Company and the Company Subsidiaries specified in this paragraph, other than the MAPICS Liabilities, including the following:

                  (a) all Liabilities arising under the Marcam Solutions Assumed Contracts, including any liabilities arising under any letters of credit issued in connection with the Marcam Solutions Business or otherwise pursuant to an agreement or agreements between the Company and The Chase Manhattan Bank;

                  (b) the Liabilities relating to employee benefits or compensation arrangements for employees of the Company and the Company Subsidiaries, including Liabilities under the employee benefit agreements, plans or other arrangements of the Company or any Company Subsidiary, set forth in
Article IV;

                  (c) all Liabilities for breach of contract, personal injury or property damage (whether based on negligence, breach of warranty, strict liability or any other theory) caused by or arising out of or resulting from, directly or indirectly, any alleged or actual acts or omissions relating to, or arising from, the conduct or operations of the Marcam Solutions Business by the Company and the Company Subsidiaries;

                  (d) all Liabilities for all accounts payable arising out of the conduct of the Marcam Solutions Business;

                  (e)  all Liabilities relating to the Marcam Solutions Assets;

                  (f) all Liabilities for prepayment penalties (if any) and unpaid interest under the Subordinated Notes Due 2001 issued by the Company which will have accrued and become due and payable before the Distribution Date; and

                  (g) any and all other Liabilities of every kind of the Company and the Company Subsidiaries incurred by the Company or the Company Subsidiaries in connection with, or arising by reason of, its ownership of the Marcam Solutions Assets or its conduct of the Marcam Solutions Business, other than the MAPICS Liabilities.

         Marcam Solutions Options:  as defined in Section 3.04(b).

         Marcam Solutions Stock Plans: collectively, the 1997 Marcam Solutions, Inc. Stock Plan, the 1997 Marcam Solution, Inc. Employee Stock Purchase Plan and the 1997 Marcam Solutions, Inc. Non-Employee Director Stock Option Plan.

         Marcam Solutions Rights: the rights to be issued pursuant to the Rights Agreement to be entered into by Marcam Solutions and The First National Bank of Boston.

         Marcam Solutions Subsidiary: any Company Subsidiary that, as of the Distribution Date, will be a Subsidiary of Marcam Solutions, and any other Subsidiary of Marcam Solutions which thereafter may be organized or acquired.

         Marcam Solutions Warrants: as defined in Section 3.04(h)(ii), which warrants shall be in substantially the form of the General Atlantic Warrants.

         Measurement Period: as defined in Section 3.04(a).

         Nasdaq:  the Nasdaq National Market.

         Note: the unsecured Promissory Note with a principal amount of up to $39 million payable to the order of Marcam Solutions by the Company in substantially the form attached hereto as Exhibit B.

         Person: an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

         Policies:  as defined in Section 3.05(a).

         Premium Administration: with respect to each Policy, the accounting for premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles and retentions as appropriate under the terms and conditions of each of the Policies.

         Proposed MAPICS Public Offering: the proposed underwritten public offering of MAPICS Common Stock pursuant to the Company's Registration Statement on Form S-3 filed with the Commission on April 30, 1997.

         Proprietary Rights: all (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations,
(B) trademarks, service marks, trade dress, logos, tradenames, service names and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof, (E) computer software, data and documentation, (F) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (G) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (H) copies and tangible embodiments thereof.

         Proxy Statement/Prospectus: the Proxy Statement/Prospectus filed by the Company with the Commission, the definitive form of which was sent to the record holders of the Company Common Stock and Company Preferred Stock in connection with the Special Meeting.

         Record Date: the close of business on the date to be determined by the Company Board, or a committee thereof, as the record date for the Distribution.

         Representative: with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

         Securities Act:  the Securities Act of 1933, as amended.

         Special Meeting: the special meeting of the stockholders of the Company held to consider and act upon a proposal to approve the Distribution and certain of the other transactions contemplated by this Agreement, among other things.

         Subsidiary: with respect to any Person, any corporation or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest, or more than 50% of the voting power entitled to vote on the election of members to the board of directors or similar governing body.

         Subordinated Debt Warrants Agreement:  as defined in Section 3.04(i).

         Tax:  as defined in the Tax Sharing Agreement.

         Tax Opinions:  as defined in Section 2.03.

         Tax Ruling: a private letter ruling issued by the IRS with respect to the tax-free nature of the Distribution for federal income tax purposes under
Section 355 of the Code as described in the Proxy Statement/Prospectus.

         Tax Sharing Agreement: the Tax Sharing Agreement in substantially the form attached hereto as Exhibit C.

         Third Party Claim: as defined in Section 5.04(a)(i).

         Transferred Employees: each active employee of the Company or a Company Subsidiary (including any employee on authorized leave of absence, sick pay leave, short term disability or otherwise has legally protected rights to return to work in the future) who is not designated by the Company in writing as being employed in connection with the MAPICS Business as of the Distribution Date.

         Section 1.02 Exhibits, etc.. References to an "Exhibit" or "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to "Section" or "Article" are, unless otherwise specified, to one of the Sections or Articles of this Agreement.

         Section 1.03 References to Time. All references in this Agreement to times of day shall be to Boston time.

                                   ARTICLE II

                                THE DISTRIBUTION

         Section 2.01 The Distribution. (a) Subject to the satisfaction or waiver of the conditions to the Distribution set forth in this Agreement, on or prior to the Distribution Date, the Company shall deliver to the Agent for the benefit of holders of record of the Company Common Stock and Company Preferred Stock on the Record Date, a certificate or certificates, duly endorsed by the Company in blank or accompanied by duly executed stock powers, representing in the aggregate all of the then outstanding shares of Marcam Solutions Common Stock owned by the Company. Marcam Solutions shall provide to the Agent all share certificates and information required in order to complete the Distribution. The Company shall instruct the Agent to distribute on the Distribution Date (i) to holders of record of Company Common Stock on the Record Date one share of Marcam Solutions Common Stock (together with the associated Marcam Solutions Rights) for every two shares of Company Common Stock so held and (ii) to holders of record of Company Preferred Stock on the Record Date five shares of Marcam Solutions Common Stock (together with the associated Marcam Solutions Rights) for each share of Company Preferred Stock so held, and in each case, cash in lieu of fractional shares of Marcam Solutions Common Stock obtained in the manner provided below; provided, however, that, notwithstanding anything to the contrary in this Agreement, holders of shares of Company Common Stock or Company Preferred Stock who have properly asserted their appraisal rights under Massachusetts law shall not be entitled to receive the Distribution with respect to their shares of Company Common Stock or Company Preferred Stock. All of the shares of Marcam Solutions Common Stock issued in the Distribution shall be fully paid, nonassessable and free of preemptive rights.

                  (b) No certificates or scrip representing fractional interests in shares of Marcam Solutions Common Stock ("Fractional Shares") will be issued to holders of Company Common Stock or Company Preferred Stock in the Distribution and in lieu of receiving fractional shares, each holder of Company Common Stock or Company Preferred Stock who would otherwise be entitled to receive a Fractional Share pursuant to the Distribution will receive cash for such Fractional Share. The Company shall instruct the Agent, acting as agent for such holders otherwise entitled to receive Fractional Shares in the Distribution, to aggregate and sell in the open market all Fractional Shares at then prevailing market prices and to distribute the net proceeds (after deduction of brokerage fees) to the holders of Company Common Stock or Company Preferred Stock entitled thereto, net of any amount required to be withheld under applicable law.

         Section 2.02      Cooperation With Respect to the Distribution.

                  (a) The Company and Marcam Solutions shall prepare, and the Company shall file with the Commission and mail to the holders of Company Common Stock and

Company Preferred Stock as of the record date for the Special Meeting, the Proxy Statement/Prospectus, which shall set forth appropriate disclosure concerning Marcam Solutions, MAPICS, the Distribution and other matters. The Company and Marcam Solutions shall also prepare, and Marcam Solutions shall file with the Commission, the Form S-4, which shall include the Proxy Statement/Prospectus. The Company and Marcam Solutions shall use their respective reasonable best efforts to cause the Form S-4 to become effective under the Securities Act as promptly as reasonably practicable.

                  (b) The Company and Marcam Solutions shall prepare, and Marcam Solutions shall file with the Commission, the Form 10. Prior to the Distribution, the Company and Marcam Solutions shall use their respective reasonable best efforts to cause the Form 10 to become effective under the Exchange Act as promptly as reasonable practicable. The Company and Marcam Solutions shall prepare, and the Company shall cause to be mailed to the holders of the Company Common Stock and Company Preferred Stock of record on the Record Date, the information statement contained in the Form 10, which shall set forth appropriate disclosure concerning Marcam Solutions, the Distribution and other matters.

                  (c) The Company shall, as the sole stockholder of Marcam Solutions, approve and adopt the Marcam Solutions Stock Plans, and the Company and Marcam Solutions shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans contemplated by this Agreement, including the Form S-8 with respect to the Marcam Solutions Stock Plans.

                  (d) The Company and Marcam Solutions shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the states or other political subdivisions of the United States and the securities laws of any applicable foreign countries or other political subdivision thereof, in connection with the transactions contemplated by this Agreement.

                  (e) The Company and Marcam Solutions shall have prepared, and Marcam Solutions shall file and pursue, an application to permit listing of the Marcam Solutions Common Stock and the Marcam Solutions Rights on Nasdaq.

                  (f) The Company and Marcam Solutions shall each take all such action as may be necessary or appropriate to cause the conditions set forth in
Section 2.03 to be satisfied and to effect the Distribution on the Distribution Date.

         Section 2.03 Conditions to the Distribution. The Company Board shall in its discretion establish the Record Date and the Distribution Date and all appropriate procedures in connection with the Distribution. The Distribution shall be subject to satisfaction of the following conditions:

                  (i) the approval of the Distribution and certain related transactions by the holders of at least two-thirds of the combined voting power of the outstanding shares of all classes and series of the Company's capital stock, voting together as a single class, at the Special Meeting;

                  (ii) the receipt by the Company of the Tax Ruling or, at the option of the Company Board, the opinions of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Company, and Coopers & Lybrand L.L.P., independent accountants of the Company, in form and substance satisfactory to the Company Board, to the effect described in the Proxy Statement/Prospectus (the "Tax Opinions") and such Tax Ruling or such Tax Opinions shall be in full force and effect and shall not have been modified or amended in any respect adversely affecting the tax consequences set forth therein;

                  (iii) the transactions contemplated by Section 3.01 shall have been completed in all material respects;

                  (iv) the Form 10 shall have been declared effective by the Commission and no stop order shall be in effect with respect thereto;

                  (v) there not being in effect any statute, rule, regulation or order of any court, governmental or regulatory body which prohibits or makes illegal the transactions contemplated by this Agreement and the Ancillary Agreements;

                  (vi)  the receipt of all necessary regulatory approvals;

                  (vii)  the receipt of all necessary consents of third parties;

                  (viii) the approval of the shares of Marcam Solutions Common Stock and associated Marcam Solutions Rights for listing on Nasdaq; and

                  (ix) the holders of less than one percent (1%) of the shares of capital stock of the Company outstanding on the record date for the Special Meeting exercising and perfecting statutory appraisal rights available under Massachusetts Law;

provided, however, that the Company Board may waive any condition to the Distribution other than those set forth in clauses (i), (ii), (iii), (iv) and
(v) of this sentence; and provided further, that satisfaction of the conditions set forth in this Section 2.03 shall not create any obligation on the part of the Company or any other party hereto to effect the Distribution prior to the Record Date or in any way limit the Company's power of termination set forth in Section 7.10 or alter the consequences of any such termination from those specified in such section. Even if all of the conditions set forth in this Section 2.03 are satisfied, the Company Board shall have the right to abandon, defer or modify the Distribution and any related transactions at any time prior to the Distribution Date. The Company Board will not and may not, however, make any changes in the terms of the Distribution after the Distribution is approved by the Company's stockholders unless the Company Board determines that such changes would be in the best interests of the Company and not be materially adverse to the Company's stockholders.


                                   ARTICLE III

                    TRANSACTIONS RELATING TO THE DISTRIBUTION

         Section 3.01      Corporate Restructurings.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, on or prior to the Distribution Date, (i) the Company shall sell, transfer, assign and deliver (or cause to be sold, transferred, assigned and delivered) to Marcam Solutions (or its assigns), and Marcam Solutions (or its assigns) shall purchase, acquire and accept from the Company, all of the right, title and interest of the Company and the Company Subsidiaries in and to the Marcam Solutions Assets and (ii) the Company shall transfer to Marcam Solutions an aggregate of $39 million in cash, which transfer may initially be satisfied (in whole or in part) by the issuance of the Note to Marcam Solutions. In consideration for the sale, transfer, assignment and delivery of the Marcam Solutions Assets and such cash transfer and upon the terms and subject to the conditions set forth in this Agreement, Marcam Solutions shall (i) assume, pay and perform the Marcam Solutions Liabilities from and after the Distribution Date, (ii) issue to the Company a number of shares (rounded down to the next lower whole number of shares) of Marcam Solutions Common Stock (together with the associated Marcam Solutions Rights) equal to the product of (x) the number of shares of Company Common Stock (determined after giving effect to the conversion of all outstanding shares of Company Preferred Stock) outstanding on the Record Date multiplied by (y) the Company Common Distribution Ratio, so that the Company will have a sufficient number of shares of Marcam Solutions Common Stock (together with the shares of Marcam Solutions Common Stock then held by the Company) to make the Distribution, and (iii) issue to the Company the Marcam Solutions Warrants. Marcam Solutions may assign to any of its subsidiaries the right to purchase and acquire all or any portion of the Marcam Solutions Assets. The Company and Marcam Solutions shall take all actions necessary or desirable to effectuate the transactions contemplated by this Section 3.01(a), and may cause the transactions contemplated by this Section 3.01(a) to be accomplished by merger, consolidation, transfer of assets and liabilities, liquidation or dissolution of various entities, or other means that the Company and Marcam Solutions deem to be necessary or desirable, including by the establishment of additional foreign subsidiaries of the Company and the transfer of assets among them. To the extent there are any cash payments made (and not otherwise reimbursed) by the Company or Marcam Solutions (or any of their respective Subsidiaries) in consideration of the asset transfers and/or corporate reorganizations contemplated by this Section 3.01 or any Ancillary Agreement in connection with the Distribution, such payments (i) when made by the Company or a Company Subsidiary to Marcam Solutions or any Marcam Solutions Subsidiary, shall be offset against the $39 million cash transfer to be made by the Company to Marcam Solutions contemplated by this Section 3.01, and (ii) when made by Marcam Solutions or a Marcam Solutions Subsidiary to MAPICS or any MAPICS Subsidiary, shall be added to such $39 million cash transfer to be made by the Company to Marcam Solutions contemplated by this Section 3.01.

                  (b) Concurrently with the execution and delivery of this Agreement (or at such other time prior to the Distribution Date determined by the parties), the Company and Marcam Solutions shall execute and deliver (or cause their respective subsidiaries to execute and deliver) to the other parties thereto the General Services Agreement, the Back-Up License Agreement, the International Facilities Sharing Agreement, the Tax Sharing Agreement and any other Ancillary Agreements necessary or desirable in connection with the transactions contemplated hereby and thereby. In the event of a conflict between the terms of this Agreement and the terms of any of such other Ancillary Agreements, the terms of this Agreement shall govern.

                  (c) The Company shall retain the MAPICS Assets and shall pay or perform all of the MAPICS Liabilities, which shall be retained by and shall remain the exclusive responsibility of the Company and the Company Subsidiaries from and after the Distribution Date.

                  (d) Notwithstanding anything to the contrary in this Agreement, the rights and obligations of the Company and Marcam Solutions with respect to all matters addressed in the Tax Sharing Agreement shall be governed by the Tax Sharing Agreement.

                  (e) In connection with the transfers of assets (other than capital stock) and the assumptions of the Marcam Solutions Liabilities contemplated by subsection (a) of this Section, the Company and Marcam Solutions shall execute or cause to be executed by the appropriate Persons Conveyance and Assumption Instruments and notarial and other deeds in such forms as the Company and Marcam Solutions shall reasonably agree. The transfer of capital stock owned by either entity, as the case may be, shall be effected by means of delivery of stock certificates duly endorsed or accompanied by duly executed stock powers and notation on the stock records books of the corporation or other legal entities involved and, to the extent required by applicable law, by notation on appropriate registries and notarial and other deeds. For capital stock that is not certificated, the transfer of capital stock owned by either entity, as the case may be, shall be effected by means of notation on the record books of the Company and by such other means as are required in the jurisdiction where the company is incorporated and domiciled.

                  (f) Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing and warranting in any way as to the title, value or freedom from encumbrance of, or any other matter concerning, any assets of such party, it being agreed and understood that all assets are being transferred
"as is, where is."

         Section 3.02      Repayment of Intercompany Indebtedness.

                  (a) Elimination of Intercompany Accounts. Marcam Solutions and the Company shall use their reasonable best efforts to cause all outstanding intercompany receivables, payables and loans (other than the Note) between an entity that, effective as of the close of business on the business day immediately preceding the Distribution Date, will be included among Marcam Solutions and the Marcam Solutions Subsidiaries, on the one hand, and an entity that will be included among MAPICS and the MAPICS Subsidiaries, on the other hand, to be eliminated, released or forgiven no later than the close of business on the business day immediately prior to the Distribution Date or, to the extent Marcam Solutions and the Company are not able to determine, prior to such date, the amount of any such receivable, payable or loan which is to be eliminated, such amount shall be repaid within 45 days thereafter; provided, however, that all receivables and payables outstanding as of such date arising out of purchases of goods or services in the ordinary course of business between an entity that, effective as of the Cut-Off Date, will be included among Marcam Solutions and the Marcam Solutions Subsidiaries, on the one hand, and an entity that will be included among MAPICS the MAPICS Subsidiaries, on the other hand, will remain outstanding and will be paid after the Distribution Date in accordance with past practice or in accordance with the terms of any applicable contract.

                  (b) Cash Management After the Distribution Date. The Company has established and maintains separate cash management systems, and maintains separate bank accounts and lockboxes with respect to the MAPICS Business and the Marcam Solutions Business. From and after the Distribution Date, MAPICS shall be entitled to all such accounts and lockboxes related to the MAPICS Business and Marcam Solutions shall be entitled to all such accounts and lockboxes related to the Marcam Solutions Business. Following the Distribution Date (i) MAPICS shall, and shall cause its Affiliates to, remit to Marcam Solutions, no less frequently than weekly, any amounts (net of returned checks and similar items) received by any of them on or after the Distribution Date which constitute Marcam Solutions Assets and (ii) Marcam Solutions shall, and shall cause its Affiliates to, remit to MAPICS, no less frequently than weekly, any amounts (net of returned checks and similar items) received by any of them on or after the Distribution Date which constitute MAPICS Assets.

         Section 3.03      The Marcam Solutions Board; Resignations; Employees.

                   (a) Marcam Solutions Directors. On or prior to the Distribution Date, the Marcam Solutions Board shall consist of, and Marcam Solutions and the Company shall take all actions which may be required to elect or otherwise appoint as directors of Marcam Solutions on or prior to the Distribution Date, the following persons: Michael J. Quinlan, Paul A. Margolis, John Campbell, William O. Grabe and Richard S. Hickok.

                    (b) Resignations. Promptly following the closing of the Proposed MAPICS Public Offering, the Company shall use its best efforts to cause following persons who are currently directors or officers of the Company to resign as directors or officers of the Company: Michael J. Quinlan, Paul A. Margolis, John Campbell, William O. Grabe and Richard S. Hickok. Notwithstanding any provisions herein to the contrary, the Company and Marcam Solutions will treat such resignations as retirements for the purposes of applying the provisions of the Company Stock Option Plans and the Company Options to such resignations, as set forth in Section 3.04(g).

                   (c) Election of MAPICS Directors. After the earlier of the completion of the Proposed MAPICS Public Offering or, if such offering is to be postponed for a significant period of time after the Distribution, promptly after such postponement, the Board of Directors of MAPICS shall consist of, and MAPICS shall take all actions which may be required to elect or otherwise appoint as directors of MAPICS, the following persons: Richard C. Cook, George
A. Chamberlain, 3d, Edward J. Kfoury and William E. Ford.

         Section 3.04      Stock Options; Warrants; Restricted Stock.

                  (a) Company Stock Option Plans. The Company (and MAPICS after the Distribution) shall be solely responsible for satisfying all exercises of options to purchase shares of Company Common Stock granted under the Company Stock Option Plans (the "Company Options") that are outstanding as of the Distribution Date. The Company shall use all reasonable efforts to amend all Company Options outstanding as of the Distribution Date to provide that, from and after the Distribution Date, for all purposes under the Company Stock Option Plans and the Company Options, (i) the employment of a holder of a Company Option by any of the Company, Marcam Solutions or their respective subsidiaries or successors shall be treated as the employment of such holder by the Company, and (ii) the service as a director, officer or consultant by a holder of a Company Option to any of the Company, Marcam Solutions or their respective subsidiaries or successors shall be treated as the service as a director, officer or consultant, respectively, by such holder to the Company. Nothing in this Agreement, however, shall obligate the Company (or MAPICS) to grant any options under the Company Stock Option Plans to any Transferred Employee after the Distribution Date, and any commitments or obligations of the Company to grant options to purchase shares of Company Common Stock under the Company Stock Option Plans to any Transferred Employee which were to be performed after the Distribution Date shall be deemed satisfied in full by the grant of an option, if any, to such Transferred Employee under a Marcam Solutions Stock Plan. Effective as of the Distribution Date, the per share exercise price of each Company Option outstanding as of the Distribution Date (the "Company Option Exercise Price") shall be reduced to an amount (the "Adjusted Company Option Exercise Price") equal to the product (rounded to the nearest penny) obtained by multiplying the Company Option Exercise Price by a fraction, the numerator of which shall be the average of the closing sales prices per share of a share of Company Common Stock on Nasdaq for the five consecutive trading days beginning on the first trading day following the Distribution Date (the "Measurement Period") and the denominator of which shall be the sum of (i) the average of the closing sales prices per share of a share of the Company Common Stock on Nasdaq for the Measurement Period plus (ii) the product of (A) the average of the closing sales prices per share of a share of Marcam Solutions Common Stock on Nasdaq for the Measurement Period multiplied by
(B) the Company Common Distribution Ratio (such fraction, the "Exercise Price Adjustment Ratio"). Except as provided in this Section 3.04, no changes shall be made to the options granted under the Company Stock Option Plans in connection with the Distribution.

                  (b) Marcam Solutions Stock Plans. Before the Distribution Date, Marcam Solutions shall grant to each holder of a Company Option outstanding on the Distribution Date, with respect to each such Company Option held, an option to purchase shares of Marcam Solutions Common Stock granted under the Marcam Solutions Stock Plans (a "Marcam Solutions Option"), which shall (i) be exercisable for the number of shares of Marcam Solutions Common Stock equal to the product of (A) the number of shares of Company Common Stock subject to such Company Option multiplied by (B) the Company Common Distribution Ratio; (ii) have an exercise price equal to (X) the Company Option Exercise Price minus the Adjusted Company Option Exercise Price, in each case for such Company Option, divided by (Y) the Company Common Distribution Ratio; and (iii) vest in accordance with the same schedule, and be exercisable for the same periods, as such Company Option, except that (L) for all purposes under the Marcam Solutions Stock Plans and the Marcam Solutions Options, (1) the employment of a holder of a Marcam Solutions Option by any of the Company, Marcam Solutions or their respective subsidiaries or successors shall be treated as the employment of such holder by Marcam Solutions, and (2) the service as a director, officer or consultant by a holder of a Marcam Solutions Option to any of the Company, Marcam Solutions or their respective subsidiaries or successors shall be treated as the service as a director, officer or consultant, respectively, by such holder to Marcam Solutions, and (M) the Marcam Solutions Options shall only be exercisable after the Distribution Date. Within ten (10) business days after the Distribution Date and from time to time thereafter upon Marcam Solution's request, MAPICS shall provide Marcam Solutions with such information regarding the Company Options as may be reasonably necessary for Marcam Solutions to comply with its obligations under this Section 3.04, including, but not limited to, the names and addresses of all holders of Company Options, and the number of shares of Company Common Stock subject to, and the grant dates, exercise prices, vesting schedules, expiration dates and other terms and conditions of, each Company Option.

                  (c) Certain Modifications. After the Distribution Date, if the holder of a Company Option is an employee, director, officer or consultant of MAPICS and if MAPICS shall modify the vesting schedule, exercise period or both for a Company Option outstanding on the Distribution Date, Marcam Solutions shall cause the Marcam Solutions Option granted pursuant to Section 3.04(b) with respect to such Company Option to be modified in the same manner; provided, however, that Marcam Solutions shall not be obligated to make any such modification if such modification would result in a charge to Marcam Solutions' earnings or a loss of a tax deduction by Marcam Solutions as a result of limits imposed by Section 162(m) of the Code, or require an amendment requiring approval of its stockholders to any Marcam Solutions Stock Plan. After the Distribution Date, if the holder of a Marcam Solutions Option is an employee, director, officer or consultant of Marcam Solutions and if Marcam Solutions shall modify the vesting schedule, exercise period or both for a Marcam Solutions Option granted pursuant to
Section 3.04(b) with respect to a Company Option outstanding on the Distribution Date, MAPICS shall cause such Company Option to be modified in the same manner; provided, however, that MAPICS shall not be obligated to make any such modification if such modification would result in a charge to MAPICS' earnings or a loss of a tax deduction by MAPICS as a result of limits imposed by Section 162(m) of the Code, or require an amendment requiring approval of its stockholders to any Company Stock Option Plan. Each of MAPICS and Marcam Solutions shall promptly notify the other in writing of the occurrence of any modification that requires the other to make a modification pursuant to this
Section 3.04(c), and the other shall make such required modification as soon as reasonable practicable after receipt of such written notice but in any event within sufficient time so that the option holder's rights are not adversely effected.

                  (d) Certain Other Notices. Each of MAPICS and Marcam Solutions shall promptly notify the other in writing of the death or termination of employment of any holder of a Company Option outstanding on the Distribution Date or a Marcam Solutions Option granted pursuant to Section 3.04(b) for use by the other in administering its stock plans.

                  (e) Interpretation. The committee of the Company Board responsible for administering the Company Stock Option Plans shall be responsible for interpreting and applying this Section 3.04 with respect to the Company Options outstanding on the Distribution Date, and the interpretations and applications of this Section 3.04 by such committee shall be binding upon all holders of Company Options. The committee of the Marcam Solutions Board responsible for administering the Marcam Solutions Stock Plans shall be responsible for interpreting and applying this Section 3.04 with respect to the Marcam Solutions Options granted pursuant to Section 3.04(b), and the interpretations and applications of this Section 3.04 by such committee shall be binding upon all holders of such Marcam Solutions Options.

                  (f) Restricted Stock Awards. The Company shall use all reasonable efforts to amend all stock restriction agreements relating to awards of stock under the Company Stock Option Plans that are in effect on the Distribution Date (i) to clarify that the shares of Marcam Solutions Common Stock to be received in the Distribution in respect of shares of Company Common Stock subject to such agreements are also subject to such agreements; (ii) to add Marcam Solutions as a party to such agreements with the same rights as with respect to the Marcam Solutions Common Stock as the Company has with respect to the Company Common Stock under such agreements; and (iii) to provide that (A) the employment of a holder of shares of Company Common Stock subject to such an agreement by any of the Company, Marcam Solutions or their respective subsidiaries or successors shall be treated as the employment of such holder by both the Company and Marcam Solutions, and (B) the service as a director, officer or consultant by a holder of shares of Company Common Stock subject to such an agreement to any of the Company, Marcam Solutions or their respective subsidiaries or successors shall be treated as the service as a director, officer or consultant, respectively, by such holder to both the Company and Marcam Solutions.

                  (g) Director Options. With respect to Company Options granted pursuant to the Company Stock Option Plans to those directors of the Company identified in Section 3.03(b), such directors shall be deemed to have "retired" such that all such Company Options granted to such directors in consideration of their service on the Company Board on or prior to the effective date of their resignations shall continue to vest in accordance with the terms of the Company Stock Option Plans and Company Options as if such directors had retired, rather than had resigned as directors of the Company.

                  (h) General Atlantic Warrants. (i) Effective as of the Distribution Date, the per share exercise price (the "General Atlantic Warrant Exercise Price") of each Marcam Corporation Common Stock Purchase Warrant originally issued on July 23, 1996 (collectively, the "General Atlantic Warrants") outstanding as of the Distribution Date shall be reduced to an amount (the "Adjusted General Atlantic Warrant Exercise Price") equal to the product (rounded to the nearest penny) obtained by multiplying the General Atlantic Warrant Exercise Price by the Exercise Price Adjustment Ratio. Except as provided in this Section 3.04(h), no changes shall be made to the General Atlantic Warrants in connection with the Distribution.

                           (ii)     In connection with the Distribution, the
Company shall deliver on the Distribution Date to each record holder of a General Atlantic Warrant a warrant to purchase shares of Marcam Solutions Common Stock (the "Marcam Solutions Warrants"), each of which shall (A) be exercisable for the number of shares of Marcam Solutions Common Stock equal to the product of (1) the number of shares of Company Common Stock subject to such General Atlantic Warrant multiplied by (2) the Company Common Distribution Ratio; and
(B) have an exercise price equal to (1) the General Atlantic Warrant Exercise Price minus the Adjusted General Atlantic Warrant Exercise Price divided by (2) the Company Common Distribution Ratio.

                  (i) Subordinated Debt Warrants. In connection with the Distribution, the Company shall make the adjustments to the exercise price of, and number of shares of Company Common Stock subject to, the warrants to purchase shares of Company Common Stock issued pursuant to the Warrant Agreement dated May 12, 1994 among the Company and the purchasers named on Annex 1 thereto (the "Subordinated Debt Warrant Agreement") contemplated by the Subordinated Debt Warrant Agreement.

                  (j) Agreements with Optionees and Warrantholders. The Company may enter into written agreements with holders of options and warrants contemplated to be altered by the requirements of this Section 3.04.

         Section 3.05      Insurance.

                  (a) Coverage. The Company and its predecessors have historically provided various forms of insurance coverage ("Policies") which include Marcam Solutions and the Marcam Solutions Subsidiaries within the definition of the named insured in respect of claims or occurrences relating to, without limitation, property damage, manufacturer's output, business interruption, transit, fire, extended coverage, fiduciary, fidelity, environmental impairment, employee crime, general liability, errors and omissions, products' liability, automobile liability and employer's liability. Except for those Policies issued in the name of any Marcam Solutions Subsidiary, coverage of Marcam Solutions and the Marcam Solutions Subsidiaries shall cease under the Policies as of 11:59 p.m., Boston time, on the Distribution Date, unless Marcam Solutions shall have earlier obtained appropriate coverage and notified the Company in writing to that effect. From and after the Distribution Date, Marcam Solutions and Marcam Solutions Subsidiaries will be responsible for obtaining and maintaining insurance coverages in their own right. The Company shall retain the Policies, together with the rights, benefits and privileges thereunder. Marcam Solutions and the Marcam Solutions Subsidiaries shall have the right to present claims under such Policies for insured incidents occurring from the date said coverage first commenced through the Distribution Date to the extent that the terms and conditions of any such Policies so allow. It is understood that any such Policies written on a "claims made" basis rather than "occurrence" basis may not provide coverage to Marcam Solutions and the Marcam Solutions Subsidiaries for incidents occurring prior to the Distribution Date but which are first reported after the Distribution Date. If at the time of the filing of a claim under any Policy there is any deductible amount or self insured portion applicable to such claim, the party filing such claim shall be liable for payment of such deductible amount or self insured portion.

                  (b) Administration and Reserves. From and after the Cut-off Date:

                           (i)   The Company shall be responsible for the
(A) Premium Administration of all Policies and (B) Claims Administration with respect to the MAPICS Liabilities; provided, that the retention of the Policies by the Company is in no way intended to limit, inhibit or preclude any right to insurance coverage for any insured claim of a named insured under the Policies, including, but not limited to, Marcam Solutions and the Marcam Solutions Subsidiaries;

                           (ii)  Marcam Solutions or a Marcam Solutions
Subsidiary, as appropriate, shall be responsible for the Claims Administration with respect to the Marcam Solutions Liabilities;

                           (iii) The Company or a Company Subsidiary, as
appropriate, shall be entitled to reserves or the benefit of reserves held by any insurance carrier with respect to the MAPICS Liabilities; and

                           (iv)  Marcam Solutions or a Marcam Solutions
Subsidiary, as appropriate, shall be entitled to reserves or the benefit of reserves held by any insurance carrier with respect to Marcam Solutions Liabilities.

                  (c) Insurance Premiums. The Company shall pay the premiums, to the extent that Marcam Solutions or a Marcam Solutions Subsidiary does not pay premiums with respect to Marcam Solutions Liabilities (retrospectively-rated or otherwise), as required under the terms and conditions of the respective Policies, whereupon Marcam Solutions or a Marcam Solutions Subsidiary, as appropriate, shall upon receipt of a copy of the retrospective-rating adjustment forthwith reimburse the Company or a Company Subsidiary, as appropriate, for that portion of such premiums paid by the Company or Company Subsidiaries, as appropriate, as are attributable to the Marcam Solutions Liabilities. In such circumstances where the Company receives an adjustment to the annual premium through the insurance carriers' audit of existing coverages at the Distribution Date and to the extent that such adjustment can be reasonably attributable to the termination of insurance coverage with respect to Marcam Solutions or a Marcam Solutions Subsidiary, then such adjustment should be paid to or reimbursed from Marcam Solutions or a Marcam Solutions Subsidiary.

                  (d) Insurance Proceeds. Proceeds received with respect to claims made under the Policies shall be paid to the Company with respect to the MAPICS Liabilities and to Marcam Solutions with respect to the Marcam Solutions Liabilities. Subject to Section 3.05(a) hereof, the Company shall use its reasonable efforts to obtain recoveries for Marcam Solutions and its Affiliates from the Company's insurance carriers for coverage available to Marcam Solutions and its Affiliates and will keep Marcam Solutions reasonably informed of the Company's efforts under this Section 3.05(d). The Company will reimburse Marcam Solutions for any recovery obtained by it pursuant to such claims; provided, however, that notwithstanding the foregoing, if the Company has made a claim or claims under an insurance policy which is not to be paid to Marcam Solutions pursuant to this Section 3.05 and a claim or claims which are to be paid to Marcam Solutions pursuant to this Section 3.05 and the amount of the recovery for such claims is limited by the amount of coverage provided by such policy, the Company and Marcam Solutions shall mutually agree as to the allocation of the recovery between the Company and Marcam Solutions for such claims. Marcam Solutions shall pay all reasonable out-of-pocket costs (which expressly exclude internal administration costs) incurred by the Company after the Distribution Date in making any claim pursuant to this Section 3.05. Marcam Solutions shall make available to the Company such of its employees as the Company may reasonably request as witnesses or deponents in connection with the Company's management of claims, at Marcam Solutions' sole cost and expense. If the Company has paid in full a recovery to Marcam Solutions for such a claim and is required to return any amounts received relating to such claim to the insurer, and Marcam Solutions receives proceeds from any other person with respect to such claim, it will pay over to the Company the amount of proceeds it has received to the extent that the Company is required to return such amounts to the insurer.

                  (e) Agreement for Waiver of Conflict and Shared Defense. If a Policy or Policies provide coverage for both the Company and Marcam Solutions relating to the same occurrence, the Company and Marcam Solutions shall jointly defend and shall waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this Section 3.05(e) shall be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

                  (f) Directors' and Officers' Insurance. The Company shall use its reasonable efforts to cause the persons currently serving as officers and/or directors of the Company who will become effective as of the Distribution Date officers and/or directors of Marcam Solutions to be covered for a period of three years from the Distribution Date by the directors' and officers' liability insurance policy maintained by the Company (provided that the Company may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous to such officers and directors than such policy) with respect to matters covered under the existing policy occurring on or prior to the Distribution Date which were committed by such officers and/or directors in their capacity as such; provided, however, that in no event shall the Company be required to expend with respect to any year more than 110% of the current annual premium expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto; and further provided, that if the Company is unable to maintain or obtain the full amount of insurance called for by this subsection 3.06(f), the Company shall use its reasonable efforts to obtain as much comparable insurance as available for the Insurance Amount. In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations set forth in this Section 3.05(f). The provisions of this subsection 3.05(f) are intended to be for the benefit of, and shall be enforceable by, each such officer and director and his or her heirs and representatives.

         Section 3.06 Use of Names. On and after the Distribution Date, MAPICS and Marcam Solutions (including their respective Subsidiaries) shall not represent to third parties that either is affiliated with the other, except as may be required by law. Notwithstanding the foregoing, during the period ending on the date twelve months following the Distribution Date, each of MAPICS and Marcam Solutions (including their respective Subsidiaries) may continue to use printed materials that exist on the Distribution Date and bear the name "Marcam Corporation" or that otherwise bear markings that reflect the relationship that existed between Marcam Solutions and the Company prior to the Distribution Date. Within such twelve-month period, each party, at its own expense, shall remove (or if necessary, cover up) any and all exterior and interior signs and identifiers which refer or pertain to "Marcam Corporation" or, in the case of MAPICS or a MAPICS Subsidiary, to "Marcam Solutions" or, in the case of Marcam Solutions or a Marcam Solutions Subsidiary, to "MAPICS." After such twelve-month period, neither MAPICS nor Marcam Solutions (including their respective Subsidiaries) shall use or display the other's name or other trademarks, trade names or identifiers owned or licensed by the other without the other's prior written consent.

         Section 3.07 Transfers Not Effected Prior to the Distribution; Transfers Deemed Effective as of the Cut-off Date. To the extent that any transfers and assumptions contemplated by this Article III shall not have been consummated prior to the Distribution Date, the parties shall cooperate to effect such transfers as promptly following the Distribution Date as shall be practicable, it nonetheless being agreed and understood by all the parties that no party shall be liable in any manner to any other party for any failure of any of the transfers contemplated by this Article III to be consummated prior to the Distribution Date. Subject to the provisions of Section 2.03, nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed; provided, however, that the Company and Marcam Solutions shall, and shall cause their respective Subsidiaries to, cooperate to seek to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred pursuant to this Article III. In the event that any such transfer of assets (other than capital stock of corporations to be transferred hereunder) or Liabilities has not been consummated, effective as of and after the Cut-off Date, the party retaining such asset or Liability shall thereafter hold such asset for the party entitled thereto (at the expense of the party entitled thereto) and retain such Liability for the account of the party by whom such Liability is to be assumed, and take such other action as may be reasonably requested by the party to whom such asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as reasonably possible, in the same position as would have existed and such asset or Liability been transferred as of the Cut-off Date. As and when any such asset or Liability becomes transferable, such transfer shall be effected forthwith. The parties agree that, as of the Cut-off Date, each party hereto shall be deemed to have assumed in accordance with the terms of this Agreement and the Ancillary Agreements all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party is required to assume pursuant to the terms hereof and thereof.

          Section 3.08 Enforcement of Marcam Solutions Employee Agreements. As part of the transactions contemplated by and pursuant to Section 3.01, the Company has agreed (and has agreed to cause its Subsidiaries to) assign all of its or their rights in, to and under the Marcam Solutions Employee Agreements to Marcam Solutions. The Company and MAPICS shall (and shall cause their Subsidiaries to) (a) not waive any rights or conditions with respect to any Marcam Solutions Employee Agreement without the prior written consent of Marcam Solutions, and (b) if requested by Marcam Solutions and at the expense of Marcam Solutions, (i) take all actions reasonably calculated to prevent any breach of any Marcam Solutions Employee Agreement, and (ii) execute and deliver such documents and instruments and perform such acts as may be necessary, appropriate or desirable, in Marcam Solutions' sole discretion, for the enforcement of any rights under any Marcam Solutions Employee Agreement with respect to the Marcam Solutions Assets and/or the Marcam Solutions Business, including, but not limited to, the commencement and maintenance of any actions, suits or other legal proceedings and the discovery and presentation of evidence relevant thereto.

          Section 3.09 Trade Secrets. MAPICS shall (and shall cause the MAPICS Subsidiaries to) (a) maintain all trade secrets and confidential business information transferred to Marcam Solutions pursuant to Section 3.01 of this Agreement as a trade secret and (b) not disclose to any Person, use for any purpose or permit any Person to disclose or use for any purpose such transferred trade secrets and confidential business information.

                                   ARTICLE IV

                          EMPLOYEE MATTERS AND BENEFITS

          Section 4.01 Employment. Not later than the Distribution Date, the Company and Marcam Solutions shall cause all of the Transferred Employees to become employees of Marcam Solutions and/or the Marcam Solutions Subsidiaries. All employees who will remain employees of the Company following the Distribution Date will be identified in writing by the Company to, and confirmed by, Marcam Solutions prior to the Distribution Date. On or before the Distribution Date, Marcam Solutions shall employ each Transferred Employee at an annual compensation rate not less than such Transferred Employee's current annual compensation rate with the Company. Marcam Solutions shall continue the status of a Transferred Employee on leave of absence or short or long term disability leave and shall recall, reinstate and/or terminate the employment of such Transferred Employee in accordance with the Company's policies applicable to the Transferred Employee that are in effect when the Transferred Employee's leave of absence began. Notwithstanding the foregoing, nothing in this Article IV shall limit the ability or right of Marcam Solutions to terminate any Transferred Employee's employment after the Distribution Date. Marcam Solutions shall have the right to alter the pay and terms and conditions of any aspect of employment of any Transferred Employee after the Distribution Date.

         Section 4.02      Qualified Retirement and Benefit Plans

                  (a) Marcam Solutions shall (i) establish, effective as of August 1, 1997, a 401(k) retirement plan (the "Marcam Solutions 401(k) Plan") and (ii) establish, on or before August 1, 1997, a trust under the Marcam Solutions 401(k) Plan intended to qualify under Section 501(a) of the Code. The Marcam Solutions 401(k) Plan shall relate and apply to compensation paid on or after August 1, 1997.

                  (b) As soon as possible after August 1, 1997, the Company shall direct the trustee of the Marcam 401(k) Plan (the "Marcam 401(k) Plan") to transfer (the "401(k) Transfer") from the trust established thereunder to the trust under the Marcam Solutions 401(k) Plan, an amount (in the form determined by the Company) equal to the sum of the account balances (including Liabilities associated with outstanding participant loans) of each Transferred Employee computed as of the most recent valuation date (as defined in the Marcam 401(k)
Plan) preceding the date of transfer (the "401(k) Transfer Date"). After the 401(k) Transfer, each Transferred Employee shall have an account under the Marcam Solutions 401(k) Plan of equivalent balance and vested percentage as under the Marcam 401(k) Plan.

                  (c) Effective as of the 401(k) Transfer Date, Marcam Solutions and the Marcam Solutions 401(k) Plan shall assume and become solely responsible for the satisfaction of all Liabilities under the Marcam Solutions 401(k) Plan in respect of the Transferred Employees, and the Company and the Marcam 401(k) Plan shall be relieved of and shall cease to have any responsibility for the satisfaction of such Liabilities, other than for any reconciliations required after the 401(k) Transfer Date.

                  (d) Effective as of July 25, 1997, the Company shall amend the Marcam 401(k) Plan to provide that no contributions shall be allocated with respect to a Transferred Employee under the Marcam 401(k) Plan with respect to any period commencing on or after July 25, 1997, and no forfeitures shall be allocated after July 25, 1997 with respect to a Transferred Employee under the Marcam 401(k) Plan. The Company and Marcam Solutions agree that the transfer of the Transferred Employees shall not constitute an event entitling any such Transferred Employee to a distribution from the Marcam 401(k) Plan.

                  (e) The Marcam Solutions 401(k) Plan shall provide, effective as of August 1, 1997, that Transferred Employees shall (i) immediately upon their becoming employees of Marcam Solutions (or August 1, 1997, if later) become eligible to participate in the Marcam Solutions 401(k) Plan, and (ii) for all purposes (including vesting, eligibility for benefits and benefit determination) receive credit for all service credited for such purposes under the Marcam 401(k) Plan as of August 1, 1997 as if the service had been rendered to Marcam Solutions.

                  (f) The Company and Marcam Solutions shall provide each other such records and information as may be necessary or appropriate to carry out their obligations under this Section 4.02 or for the purposes of administration of the Company's plans and the Marcam Solutions plans, and they shall cooperate in the filing of documents required by the transfer of assets and liabilities described herein.

         Section 4.03      Welfare Plans.

                  (a)      Marcam Solutions agrees that:

                  (i) it shall assume and be solely responsible for all liabilities and obligations whatsoever of the Company (other than liabilities or obligations funded through insurance or otherwise, the proceeds of which are paid to the Company or to the Marcam Solutions Employee in satisfaction of the liability or obligation) in connection with claims for benefits or compensation (including, but not limited to wages, commissions, bonuses and employment and withholding taxes) by or in respect of Marcam Solutions Employees and their dependents, including severance pay, sick pay, vacation pay, health, life, dental, disability and other welfare benefits, workers' compensation, unemployment compensation, fringe benefits and other legally required employee benefits programs maintained by the Company that is in each case earned, accrued or incurred but not yet paid prior to the Distribution Date (whether known or unknown), and all such amounts arising thereafter and the Company shall cease to have any such liability or obligation. Marcam Solutions shall have no liability for any employee of the Company other than a Marcam Solutions Employee. With respect to disability benefits, Marcam Solutions shall assume and be solely responsible for all disability payments with respect to Transferred Employees (including Transferred Employees who are on short- or long-term disability absences on or prior to the Distribution Date) payable on or after the Distribution Date;

                  (ii) it shall assume and be solely responsible for all liabilities and obligations whatsoever of the Company in connection with the Company vacation plan for the unused vacation benefits of all Transferred Employees as of the Distribution Date, and shall adopt a vacation plan substantially similar to the Company's current vacation plan as of the Distribution Date; and

                  (iii) it shall reimburse the Company on at least a quarterly basis for the Company's net costs (excluding internal administration costs) arising from the Company's payments of workers' compensation benefits and liabilities on or after the Distribution Date payable to or with respect to Marcam Solutions Employees for whom the Company has an obligation to make such payments after the Distribution Date and for which the Company has not received any reimbursement either from Marcam Solutions or from insurance. In calculating the amounts due the Company in any period in respect of the Company's payments of benefits or liabilities with respect to Transferred Employees, the parties shall obtain from the insurer(s) managing such programs an accounting showing the benefits and liabilities in respect of each Transferred Employee that is the subject such benefits and liabilities.

         (b) Marcam Solutions further agrees that it shall take, or cause to be taken all action necessary and appropriate:

                  (i) to establish, effective for a period commencing on or before the Distribution Date and continuing until at least December 31, 1997, for the benefit of Transferred Employees while such employees are employed by Marcam Solutions, employee welfare benefit plans substantially similar to those welfare benefit plans covering employees of the Company immediately prior to the Distribution Date. Marcam Solutions shall recognize all employment service and earnings of a Transferred Employee recognized by the Company as employment service and earnings of Marcam Solutions for purposes of applying the provisions of any Marcam Solutions welfare benefit plan or similar program, including any vacation plan or program, where the Transferred Employee's benefits thereunder are a function of the employee's service or earnings or a combination thereof;

                  (ii) on or before the Distribution Date, to adopt as a successor employer, the Marcam Solutions Flexible Benefit Plan, which shall have the same terms and conditions as the Marcam Flexible Benefits Plan, including the health care reimbursement account and dependent daycare reimbursement account covering the Transferred Employees, as if such Transferred Employees' employment with Marcam Solutions was a continuation of their employment with the Company. All liabilities relating to the Transferred Employees' rights and benefits described in this clause (ii) shall be assumed by Marcam Solutions as of the Distribution Date, and the Company shall cease to have any such liability or obligation therefor. As soon as practicable following the date that the required data is available, the Company shall transfer to Marcam Solutions the aggregate net amounts credited to the health care reimbursement and dependent care reimbursement account of the Transferred Employees accounts as of the Distribution Date. Marcam Solutions shall also adopt a dependent care reimbursement plan and medical expense reimbursement plan identical to that offered by the Company and covering Transferred Employees as if such Transferred Employees' employment was a continuation of their employment with the Company.

                  (iii) to provide the benefit coverage otherwise necessary to assume the liabilities and obligations that are or shall become the responsibility of Marcam Solutions under this Section 4.03; and

                  (iv) to make legally required contributions or payments pursuant to any law providing for workers' compensation, unemployment compensation, disability benefits or other legally required employee benefit programs with respect to Transferred Employees, and to retain any accounts or reserves relative to such benefits held solely by Marcam Solutions for such Transferred Employees.

In connection with the foregoing, the Company agrees to provide Marcam Solutions or its designated insurance representatives with such information as may be reasonably requested by Marcam Solutions and necessary for Marcam Solutions to assume, establish or maintain such plans, funding arrangements, and benefit coverage.

         Section 4.04 Assumption of COBRA Obligations. Effective as of the Distribution Date, Marcam Solutions shall assume and the Company shall have no further obligation or liability for any requirements under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") to provide continuation of health care coverage to any Transferred Employee or "qualified beneficiary" (as defined in COBRA) of a Transferred Employee who loses coverage as a result of a "qualifying event" (as defined in COBRA) that occurs after the Distribution Date.

         Section 4.05 Other Liabilities and Obligations. As of the Distribution Date, Marcam Solutions shall assume and be solely responsible for all liabilities and obligations whatsoever of the Marcam Solutions Employees with respect to claims made by or with respect to Marcam Solutions Employees or their dependents, beneficiaries or assigns, relating to their employment with or termination from the Marcam Solutions Business or the Company not otherwise provided for in this Agreement, including, without limitation, employment-related claims and other termination benefits (but not including liabilities or obligations funded through insurance or otherwise, the proceeds of which are paid to the Company or to the Marcam Solutions Employee in satisfaction of the liability or obligation).

         Section 4.06 Preservation of Rights to Amend or Terminate Plans. No provisions of this Agreement, including, without limitation, the agreement of Company or Marcam Solutions that it will make a contribution or payment to or under any plan referred to herein for any period, shall be construed as a limitation on the right of the Company or Marcam Solutions to amend such plan or terminate its participation therein which the Company or Marcam Solutions would otherwise have under the terms of such plan or otherwise; provided, however, that no amendment shall reduce or eliminate (i) the Transferred Employees' unused account balances under the Flexible Benefits Program required to be adopted pursuant to Section 4.03(b)(ii) hereof; or (ii) the Transferred Employees' unused vacation benefits as of the Distribution Date.

         Section 4.07 Reimbursement; Indemnification. Marcam Solutions and the Company acknowledge that each may incur costs and expenses (including, without limitation, contributions to plans and the payment of insurance premiums) pursuant to any of the employee benefit or compensation plans, program or arrangements, which are, as set forth in this Agreement, the responsibility of the other party. Accordingly, Marcam Solutions and the Company agree to reimburse each other, as soon as practicable but in any event within 30 days of receipt from the other party of appropriate verification, for all such costs and expenses, as the case may be, as an Indemnitee in respect of the corresponding payment made by it, except to the extent that any such payment or reimbursement would be duplicative.

         Section 4.08 Limitation on Enforcement. This Article IV is an agreement solely between Marcam Solutions and the Company. Nothing in this Agreement or any Ancillary Agreement, whether express or implied, confers upon any employee of Marcam Solutions or the Company, any Transferred Employee, any former employee of Marcam Solutions, any beneficiary of a Transferred Employee or former employee of Marcam Solutions or any other person, any rights or remedies, including, but not limited to (i) any right to employment or recall, (ii) any right to continued employment for any specified period or (iii) any right to claim any particular compensation, benefit or aggregation of benefits, of any kind or nature whatsoever, as a result of this Article IV.

         Section 4.09 Employment Following the Distribution Date. For a period of 12 months following the Distribution Date, neither MAPICS nor any MAPICS subsidiary shall employ any Transferred Employee that is employed by Marcam Solutions or any Marcam Solutions Subsidiary as of the Distribution Date without the prior written consent of Marcam Solutions' Chief Executive Officer. For a period of 12 months following the Distribution Date, neither Marcam Solutions nor any Marcam Solutions Subsidiary shall hire any person that is employed by MAPICS or any MAPICS Subsidiary as of the Distribution Date without the prior written consent of MAPICS' Chief Executive Officer.

         Section 4.10 July 31, 1997 Payroll. Notwithstanding anything to the contrary in this Agreement:

                  (a) Marcam Solutions shall be responsible for all salary and other compensation, including any matching contributions to be made in accordance with the terms of the Marcam 401(k) Plan, accrued during the payroll period ending on July 25, 1997, with respect to the Transferred Employees;

                  (b) At Marcam Solutions' request and expense, MAPICS shall pay such salary and other compensation, and Marcam Solutions shall provide MAPICS with the funds necessary to make such payments prior to the time such payments are due;

                  (c) Any amounts deducted from a Transferred Employee's salary or other compensation accrued during the payroll period ending on July 25, 1997 for purposes of making a contribution to a 401(k) plan or other benefit plan shall be paid into appropriate accounts for such Transferred Employee maintained by MAPICS, and shall subsequently be transferred as contemplated by this Agreement; and

                 (d) Any amounts withheld from a Transferred Employee's salary or other compensation accrued during the payroll period ending on July 25, 1997 for Tax purposes shall be paid to the appropriate Tax authorities in accordance with applicable law and the instructions of Marcam Solutions.


                                    ARTICLE V

                                 INDEMNIFICATION

         Section 5.01 Indemnification by MAPICS. Except with respect to claims for proceeds of Policies or other amounts received, which shall be governed by
Section 3.06, and except as set forth in Section 5.03, MAPICS shall indemnify, defend and hold harmless Marcam Solutions, each Affiliate of Marcam Solutions and each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Marcam Solutions Indemnitees") from and against any and all Losses relating to, resulting from or arising out of:

                  (a) the MAPICS Liabilities or any failure or alleged failure of MAPICS or any of its Affiliates to pay, perform or otherwise discharge in due course any of the MAPICS Liabilities;

                  (b) the MAPICS Assets or the MAPICS Business, whether any such Losses relate to events, occurrences or circumstances occurring or existing, or whether any such Losses are asserted, before, on or after the Distribution Date;

                  (c) the failure or alleged failure by the Company, MAPICS or any MAPICS Subsidiary to perform any of their obligations or covenants set forth in this Agreement or the Ancillary Agreements or any agreement, instrument, certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith or otherwise in connection with the Distribution or the Proposed MAPICS Public Offering;

                  (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to the information set forth in the information statement included in the Form 10, Proxy Statement/Prospectus or Form S-4 or any amendments or supplements thereto and any other written documents disclosing information regarding MAPICS or any of its Affiliates and filed with the Commission and/or generally made available to the Company's stockholders; or

                  (e) any acts or omissions, or the provision of any incorrect factual information by, the Company, MAPICS or any Company Subsidiary or MAPICS Subsidiary prior to, on or following the Distribution Date relating to the request for the Tax Ruling or relating to the rendering of the Tax Opinions that causes the Distribution to be taxable (other than as described in the Tax Ruling, the Tax Opinions and the Form S-4) to Marcam Solutions or any of its Affiliates or its stockholders.

Except for the indemnification for Losses set forth in Section 5.01(e), notwithstanding anything in this Section 5.01 to the contrary, neither MAPICS nor any MAPICS Subsidiary shall have any liability whatsoever to either Marcam Solutions or any Marcam Solutions Subsidiary in respect of any Tax, except as otherwise provided in the Tax Sharing Agreement.

         Section 5.02 Indemnification by Marcam Solutions. Except with respect to claims for proceeds of Policies or other amounts received, which shall be governed by Section 3.06, and except as set forth in Section 5.03, Marcam Solutions shall indemnify, defend and hold harmless MAPICS, each Affiliate of MAPICS and each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "MAPICS Indemnitees") from and against any and all Losses relating, resulting from or arising out of:

                  (a) the Marcam Solutions Liabilities or any failure or alleged failure of Marcam Solutions or any of its Affiliates to pay, perform or otherwise discharge in due course any of the Marcam Solutions Liabilities;

                  (b) the Marcam Solutions Assets or the Marcam Solutions Business, whether any such Losses relate to events, occurrences or circumstances occurring or existing, or whether any such Losses are asserted, before, on or after the Distribution Date;

                  (c) the failure or alleged failure by Marcam Solutions or any Marcam Solutions Subsidiary to perform any of their obligations or covenants set forth in this Agreement or the Ancillary Agreements or any agreement, instrument, certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith or otherwise in connection with the Distribution or the Proposed MAPICS Public Offering;

                  (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information set forth in the information statement included in the Form 10, Proxy Statement/Prospectus or Form S-4 or any amendments or supplements thereto and any other written documents disclosing information other than that regarding MAPICS or any or its Affiliates and filed with the Commission and/or generally made available to the Company's stockholders; or

                  (e) any acts or omissions, or the provision of any incorrect factual information by, Marcam Solutions or any Marcam Solutions Subsidiary prior to the Distribution Date relating to the request for the Tax Ruling or relating to the rendering of the Tax Opinions that causes the Distribution to be taxable (other than as described in the Tax Ruling, the Tax Opinions and the Form S-4) to MAPICS or any of its Affiliates or its stockholders.

For purposes of Section 5.02(e) only, the term "Loss" shall mean only Taxes imposed upon MAPICS under the Code (or corresponding provisions of state or local tax law) if, as a result of such acts, omissions or the provision of incorrect factual information, the Distribution does not result in the nonrecognition of gain to the Company under Section 361(c)(1) of the Code (it being understood that the Company will recognize gain under Section 367(e) of the Code to the extent that Marcam Solutions Common Stock is distributed to persons other that "United States persons" and may recognize gain in connection with certain aspects of the Distribution, including the distribution of the Marcam Solutions Warrants and certain restructuring transactions undertaken in connection with the Distribution). Further, except for the indemnification for Losses set forth in Section 5.02(e), notwithstanding anything in this Section
5.02 to the contrary, neither Marcam Solutions nor any Marcam Solutions Subsidiary shall have any liability whatsoever to either MAPICS or any MAPICS Subsidiary in respect of any Tax, except as otherwise provided in the Tax Sharing Agreement.


         Section 5.03      Limitations on Indemnification Obligations.

                  (a) The amount which Marcam Solutions or MAPICS (each, an "Indemnifying Party") is or may be required to pay to MAPICS Indemnitees or Marcam Solutions Indemnitees, respectively (each, an "Indemnitee"), pursuant to
Section 5.01 or Section 5.02 shall be reduced (including, without limitation, retroactively) by any proceeds of Policies actually recovered by or on behalf of such Indemnitee, in reduction of the related Loss that is the subject of indemnification under Section 5.01 or 5.02. If an Indemnitee shall have received the payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Loss and shall subsequently actually receive proceeds of Policies or other amounts in respect of such Loss, then such Indemnitee shall pay, to such Indemnifying Party a sum equal to the amount actually received (up to but not in excess of the amount of any Indemnity Payment made hereunder). An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to any benefit they would not be entitled to receive in the absence of this Article V by virtue of the indemnification provisions hereof.

                  (b) If any Indemnitee realizes a Tax benefit or detriment in one or more Tax periods by reason of having incurred a Loss for which such Indemnitee receives an Indemnity Payment from an Indemnifying Party, then such Indemnitee shall pay to such Indemnifying Party an amount equal to the Tax benefit or such Indemnifying Party shall pay to such Indemnitee an additional amount equal to the Tax detriment (taking into account any Tax detriment resulting from the receipt of such additional amounts), as the case may be. The amount of any Tax benefit or any Tax detriment for a Tax period realized by an Indemnitee by reason of having incurred such Loss shall be deemed to equal the product obtained by multiplying (i) the amount of any deduction or inclusion in income for such period resulting from such Loss or the payment thereof, as the case may be, by (ii) the highest applicable marginal Tax rate for such period (provided, however, that the amount of any Tax benefit attributable to an amount that is creditable shall be deemed to equal the amount of such creditable item). Any payment due under this Section 5.03(b) with respect to a Tax benefit or Tax detriment realized by an Indemnitee in a Tax period shall be due and payable within 30 days from the time the return for such Tax period is due, without taking into account any extension of time granted to the party filing such return.

                  (c) In the event that an Indemnity Payment shall be denominated in a currency other than United States dollars, the amount of such payment shall be translated into United States dollars using the Foreign Exchange Rate for such currency determined as of the date that notice of the claim with respect to such loss shall be given to the Indemnitee.

         Section 5.04  Procedures for Indemnification.

                  (a) Procedures for Indemnification of Third Party Claims (as defined below) shall be as follows:

                           (i) If an Indemnitee shall receive notice or
otherwise learn of the assertion by any Person who is not a party to this Agreement (or an Affiliate thereof) or to any Ancillary Agreement of a claim or of the commencement by any such Person of any Action (a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to Section 5.01, Section 5.02, or any other Section of this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third Party Claim; provided that the failure of any Indemnitee to give notice as provided in this Section 5.04(a)(i) shall not relieve the related Indemnifying Party of its obligations under this Article V, except where and solely to the extent that such Indemnifying Party is actually and materially prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail and, if ascertainable, shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such Indemnitee.

                           (ii) An Indemnifying Party may elect to defend or to
seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 5.04(a)(i) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article V for any legal or other expenses (except expenses approved in advance in writing by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; provided that, if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and, in any Indemnitee's reasonable judgment, a conflict of interest between one or more of such Indemnitees and such Indemnifying Party exists in respect of such claim or if the Indemnifying Party shall have assumed responsibility for such claim with any reservations or exceptions, such Indemnitees shall have the right to employ separate counsel to represent such Indemnitees and, in that event, the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim or fails to notify an Indemnitee of its election as provided in this
Section 5.04(a)(ii), such Indemnitee may defend or (subject to the remainder of this Section 5.04(a)(ii)) seek to compromise or settle such Third Party Claim. Notwithstanding the foregoing, neither an Indemnifying Party nor an Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. Neither an Indemnifying Party nor an Indemnitee shall consent to entry of any judgment or enter into any settlement of any Third Party Claim which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee, in the case of a consent or settlement by an Indemnifying Party, or to the Indemnifying Party, in the case of a consent or settlement by the Indemnitee, a written release from all liability in respect to such Third Party Claim.

                           (iii) If an Indemnifying Party chooses to defend or
to seek to compromise or settle any Third Party Claim, the related Indemnitee shall make available to such Indemnifying Party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate in the defense, settlement or compromise of such Third Party Claims, subject to the establishment of appropriate confidentiality arrangements which are reasonably satisfactory to MAPICS and Marcam Solutions.

                           (iv) Notwithstanding anything else in this Section
5.04 to the contrary, if an Indemnifying Party notifies the related Indemnitee in writing of such Indemnifying Party's desire to settle or compromise a Third Party Claim on the basis set forth in such notice (provided that such settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff of a written release of the Indemnitee from all liability in respect thereof) and the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise to the extent such costs and expenses are otherwise indemnifiable hereunder, plus (ii) the lesser of (A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third Party Claim.

                  (b) Any claim on account of a Loss which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim, in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under this Agreement or under applicable law.

                  (c) In addition to any adjustments required pursuant to
Section 5.03, if the amount of any Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

                  (d) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner and, at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

         Section 5.05 Remedies Cumulative. The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

         Section 5.06 Survival of Indemnities. The obligations of each of MAPICS and Marcam Solutions under this Article V shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any Loss of the other related to such assets, businesses or Liabilities.

                                   ARTICLE VI

                              ACCESS TO INFORMATION

         Section 6.01      Provision of Corporate Records.

                  (a) MAPICS shall arrange as soon as practicable following the Distribution Date for the delivery at Marcam Solutions' cost to Marcam Solutions of existing corporate records in its possession relating to the Marcam Solutions Business, including original corporate minute books, stock ledgers and certificates and corporate seals of each Marcam Solutions Subsidiary, and all licenses, leases, agreements, litigation files and filings with federal, state, local or foreign governments or governmental or regulatory agencies or authorities, except to the extent such items are already in the possession of Marcam Solutions or a Marcam Solutions Subsidiary or on premises included in the Marcam Solutions Assets. Such records shall be the property of Marcam Solutions, but shall be available to MAPICS for review and duplication until MAPICS shall notify Marcam Solutions in writing that such records are no longer of use to MAPICS. MAPICS may also retain copies of any of such records relating to Actions commenced against MAPICS and its Affiliates.

                  (b) Marcam Solutions shall arrange as soon as practicable following the Distribution Date for the delivery at MAPICS' cost to MAPICS of existing corporate records in its possession (if any) relating to the MAPICS Business, including original corporate minute books, stock ledgers and certificates and corporate seals of each MAPICS Subsidiary, and all licenses, leases, agreements, litigation files and filings with federal, state, local or foreign governments or governmental or regulatory agencies or authorities, except to the extent such items are already in the possession of MAPICS or a MAPICS Subsidiary or on premises included in the MAPICS Assets. Such records shall be the property of MAPICS, but shall be available to Marcam Solutions for review and duplication until Marcam Solutions shall notify MAPICS writing that such records are no longer of use to Marcam Solutions. Marcam Solutions may also retain copies of any of such records relating to Actions commenced against Marcam Solutions and its Affiliates.

                  (c) The originals of any documents containing information with respect to the Company and its Subsidiaries on a consolidated basis (including accounting, tax and financial records) shall be retained by MAPICS. Copies of any such documents shall be delivered to Marcam Solutions in accordance with
Section 6.01 hereof. Costs of duplicating such documents shall be allocated 50% to Marcam Solutions and 50% to MAPICS.

         Section 6.02 Access to Information. From and after the Distribution Date, MAPICS shall afford to Marcam Solutions and its Representatives reasonable access (including using reasonable efforts to give access to Persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within MAPICS' possession or in the possession of a MAPICS Subsidiary relating to Marcam Solutions, any Marcam Solutions

Subsidiary, any Marcam Solutions Asset or the Marcam Solutions Business insofar as such access is reasonably required by Marcam Solutions or any Marcam Solutions Subsidiary. Similarly, Marcam Solutions shall afford to MAPICS and its Representatives reasonable access (including using reasonable efforts to give access to Persons or firms possessing Information) and duplicating rights during normal business hours to Information within Marcam Solutions' possession relating to MAPICS or any MAPICS Subsidiary and insofar as such access is reasonably required by MAPICS or any MAPICS Subsidiary. Information may be requested under this Article VI for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

         Section 6.03 Retention of Records. Except as otherwise required by law or agreed to in writing, each of MAPICS and Marcam Solutions shall, and shall cause each of their respective Subsidiaries to, retain for a period of at least ten years following the Distribution Date, all significant Information relating to the business of the other and the other's Subsidiaries. In addition, after the expiration of such ten-year period, such Information shall not be destroyed or otherwise disposed of at any time, unless, prior to such destruction or disposal, (a) the party proposing to destroy or otherwise dispose of such Information shall provide no less than 30 days' prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of, and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

         Section 6.04 Reimbursement. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing Information to the other party under this Article VI shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other direct out-of-pocket expenses as may be reasonably incurred in providing such Information.

         Section 6.05 Production of Witnesses. After the Distribution Date, each of MAPICS and Marcam Solutions shall, and shall cause their respective Subsidiaries to, use reasonable efforts to make available to the other party and its Subsidiaries, upon written request, its directors, officers, employees and agents as witnesses to the extent that any such Person may reasonably be required (giving consideration to business demands of such Persons) in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

         Section 6.06 Confidentiality. Each of MAPICS and Marcam Solutions shall, and shall cause each of their respective Subsidiaries and Representatives to, hold, in strict confidence, all material Information concerning the other in its possession or furnished by the other or the other's Representatives pursuant to either this Agreement or any Ancillary Agreement (except to the extent that such Information has been (a) in the public domain through no fault of such party or (b) later lawfully acquired from other sources by such party), and each party shall not release or disclose such Information to any other Person, except its Representatives, unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law.


                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01 Complete Agreement; Construction. This Agreement and the Ancillary Agreements, including any schedules and exhibits hereto or thereto, and other agreements and documents referred to herein and therein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, the provisions of this Agreement shall control.

         Section 7.02 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

         Section 7.03 Expenses. Except as provided in the Tax Sharing Agreement, all fees and expenses for the Distribution will be recorded on the Company's June 30, 1997 financial statements and shall be reflected on the financial statements of Marcam Solutions following the Distribution Date. All fees and expenses incurred by the Company and Marcam Solutions in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby (including without limitation the fees and expenses of their financial, legal and accounting advisers) will be borne by Marcam Solutions (except as otherwise provided in Articles IV and V).

         Section 7.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of laws thereof.

         Section 7.05 Notices. All notices, requests and other communications to either party shall be in writing (including telecopy or similar electronic transmissions), shall refer specifically to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission, by registered mail or certified mail, return receipt requested, postage prepaid or by reliable overnight courier service, in each case, to the respective addresses specified below (or to such address as may be specified in writing by one party to the other). All notices shall be effective when received if delivered by hand or facsimile, three (3) business days after mailing, if mailed, and one (1) business day after delivery to a reliable overnight courier service.

           If to the Company or MAPICS:        MAPICS, Inc.
                                               5775-D Glenridge Drive
                                               Atlanta, GA  30328
                                               Attn:  Chief Executive Officer
                                               Telecopy:  (404) 705-3140

           If to Marcam Solutions:             Marcam Solutions, Inc.
                                               95 Wells Avenue
                                               Newton, MA  02159
                                               Attn:  Chief Executive Officer
                                               Telecopy:  (617) 964-5614

         Section 7.06 Dispute Resolution. Each of MAPICS and Marcam Solutions shall, and shall cause their respective Subsidiaries to, resolve any and all disputes relating, resulting from or arising out of this Agreement, any Ancillary Agreement, and any transactions relating thereto or contemplated hereby or thereby in accordance with Sections 7.06 and 7.07. MAPICS and Marcam Solutions shall each appoint two members from their managerial staffs to serve on a joint committee (the "Dispute Resolution Committee"). The Dispute Resolution Committee shall, within 10 days of receiving written notice from either party of a dispute arising under or relating to this Agreement or any of the Ancillary Agreements, meet at either MAPICS' offices or Marcam Solutions' offices, whichever is more appropriate in light of the issue to be discussed, or conduct a meeting by telephone conference at such time as either party may reasonably request in writing, in an effort to resolve such dispute. If the Dispute Resolution Committee is unable to resolve any dispute submitted to it by any party hereto within 30 days after such submission, the Dispute Resolution Committee shall refer the issue to the Chief Executive Officers of MAPICS and Marcam Solutions for resolution. If such officers are unable to resolve such dispute within fifteen days after referral, such dispute (other than a dispute arising under this Agreement regarding, or in connection with, the ownership of Proprietary Rights) shall be referred to binding arbitration as provided for in
Section 7.07. Except as provided in Section 7.07(e), no such dispute shall be the subject of arbitration, judicial proceeding or other formal proceeding between the parties hereto before being considered by the Dispute Resolution Committee and the Chief Executive Officers of MAPICS and Marcam Solutions.

         Section 7.07 Binding Arbitration. (a) Any controversy, dispute or claim (whether lying in contract or tort) between or among the parties arising out of or related to this Agreement or the Ancillary Agreements shall, after the dispute resolution process set forth in Section 7.06 has been completed (other than a dispute arising under this Agreement regarding, or in connection with, the ownership of Proprietary Rights), be submitted to the Boston office of the American Arbitration Association (the "AAA") for binding arbitration in accordance with this Section 7.07.

                  (b) Each such controversy, dispute or claim submitted by a party to arbitration shall be heard by an arbitration panel composed of three arbitrators, in accordance with the following provisions. MAPICS and Marcam Solutions shall each appoint one arbitrator within fifteen days after the matter has been submitted to arbitration. If any party fails to appoint its arbitrator within such fifteen-day period, the opposing party may apply to the AAA to appoint an arbitrator on behalf of the party that has failed to appoint its arbitrator. The two arbitrators appointed by, or on behalf of, the parties shall jointly appoint a third arbitrator, who shall chair the arbitration panel (the "Chairman"). If the arbitrators appointed by, or on behalf of, the parties do not succeed in appointing a Chairman within fifteen days after the latter of the two arbitrators appointed by, or on behalf of, the parties has been appointed, the Chairman shall, at the request of either party, be appointed by the AAA. If for any reason an arbitrator is unable to perform his or her function, he or she shall be replaced and a substitute shall be appointed in the same manner as the arbitrator replaced.

                  (c) Except as otherwise stated herein, arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the AAA. In any arbitration proceeding hereunder: (i) proceedings shall be held in Boston, Massachusetts; (ii) the arbitration panel shall be bound by all statutes of limitation which would otherwise be applicable in a judicial action brought by a party; (iii) the arbitrators shall have full power to make such regulations and to give such orders and directions in all respects, including with respect to limited and appropriate discovery, as they shall deem expedient, as well in respect to the matters and differences referred to them and the mode and times of executing and performing any of the acts, deeds, matters, and things which may be awarded or directed to be done; (iv) the arbitration panel shall have the power to award monetary damages and to issue injunctive or other equitable relief but shall not have the power to award punitive damages; and (v) the decision of a majority of the arbitrators (or the Chairman if there is no such majority) shall be final and binding on the parties to this Agreement and shall be enforceable in any court of competent jurisdiction. The parties hereby waive an rights to appeal or to review of such decision by any court or tribunal and also waive any objections to such enforcement, except for appeals, reviews or objections for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party or to correct manifest clerical errors. THE PARTIES HEREBY AGREE TO WAIVE ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM SUBMITTED TO ARBITRATION UNDER THIS AGREEMENT.

                  (d) Notice preliminary to, in conjunction with, or incident to any arbitration proceeding may be sent to the parties by registered or certified mail (return receipt requested) at the address set forth in Section 7.05 and personal service is hereby waived. Each party shall bear its own costs and fees incurred in connection with the arbitration and the proceedings of each disputed matter, and the obtaining of any judgment related thereto (including attorney's fees). Arbitrator's fees and expenses and court costs with respect to each disputed matter shall be shared equally by the parties.

                  (e) No provision of this Section 7.07 shall limit the right of any party to this Agreement to exercise self-help remedies, such as set-off, or to obtain provisional, equitable or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

         Section 7.08 Amendments. The provisions of this Agreement may not be amended or waived except, in the case of an amendment, by an agreement in writing signed by the parties, and except, in the case of a waiver, by an agreement in writing signed by the party against whom a waiver of enforcement is sought.

         Section 7.09 Successors and Assigns. The rights under this Agreement may not be assigned and duties may not be delegated by any party without the written consent of the other party, which consent shall not be unreasonably withheld. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. In addition, as to each party hereto, (a) notwithstanding the preceding sentence, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of such party and upon any Person that may hereafter acquire, whether by purchase of assets, purchase of stock, merger, consolidation, share exchange or other business combination, substantially all of the business and assets of such party, and (b) this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of any other Person to whom the rights of such party may be specifically assigned in accordance with the first sentence of this Section 7.09.

         Section 7.10 Termination. This Agreement may be terminated and the Distribution abandoned and related transactions and agreements at any time prior to the Distribution Date by and in the sole discretion of the Company Board without the approval of Marcam Solutions or of the Company's stockholders. In the event of such termination, no party shall have any liability of any kind to any other party on account of such termination.

         Section 7.11 No Third Party Beneficiaries. Except for the provisions of
Article V relating to Marcam Solutions Indemnitees and MAPICS Indemnitees and subsection 3.05(f) relating to directors and officers, this Agreement is solely for the benefit of the parties hereto and their respective Affiliates and should not be deemed to confer upon third parties (including any employee of MAPICS or Marcam Solutions or of any MAPICS or Marcam Solutions Subsidiary) any remedy, claim, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         Section 7.12 Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 7.13 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

         Section 7.14 No Waivers. No failure by any party hereto to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right, unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

         Section 7.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 7.16 Performance. Each party hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such party.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                MARCAM CORPORATION



                                By:      ___________________________________
                                         Michael J. Quinlan
                                         President and Chief Executive Officer


                                MARCAM SOLUTIONS, INC.



                                By:      ___________________________________
                                         Michael J. Quinlan
                                         President and Chief Executive Officer

                                    Exhibit A

                       Form of General Services Agreement

                                    Exhibit B

                             Form of Promissory Note

                                    Exhibit C

                          Form of Tax Sharing Agreement

                                  Schedule 1.01

                            MAPICS Retained Contracts


         Loan and Security Agreement dated as of August 29, 1995 by and between Greyrock Business Credit, a division of Greyrock Capital Group, Inc., and Marcam Corporation, as amended, and any related agreements.

         Note and Warrant Purchase Agreement dated as of May 12, 1994 by and between Marcam Corporation and The Northwestern Mutual Life Insurance Company, John Hancock Mutual Life Insurance Company and John Hancock Life Insurance Company of America.

         Warrant Agreement dated as of May 12, 1994 by and between Marcam Corporation and The Northwestern Mutual Life Insurance Company, John Hancock Mutual Life Insurance Company and John Hancock Life Insurance Company of America.

         Participation Agreement dated as of February 22, 1993 by and between International Business Machines Corporation, Marcam Corporation and Mapics, Inc. and other agreements related to the acquisition of certain rights related to the MAPICS product line and the formation of Mapics, Inc.

         Stock Purchase Agreement dated as of September 29, 1995 by and between Marcam Corporation, International Business Machines Corporation, Edison Venture Fund, L.P., Richard C. Cook, Paul A. Margolis, John Campbell and Mapics, Inc.